Exhibit 21

Subsidiaries of HP Inc.
The registrant's subsidiaries and affiliates as of October 31, 2017 are included in the list below.
ANGOLA
—Hewlett‑Packard Angola, Ltda.
ARGENTINA
—HP Inc Argentina S.R.L.
AUSTRALIA
—HP PPS Australia Pty Ltd
—Tower Software Engineering Pty Ltd
AUSTRIA
—HP Austria GmbH
BAHRAIN
—Aptitude Management Consulting W.L.L.
—-HP France SAS, Bahrain Branch
BELGIUM
—Hewlett‑Packard Industrial Printing Solutions Europe BVBA
—HP Belgium BVBA
BERMUDA
—HP Bermuda Holding One L.P.
—Phoenix Holding L.P.
—Polaris Holding One L.P.
—Polaris Holding Two L.P.
—Turquoise Holding L.P.
BRAZIL
—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.-Branch 01 (Tamboré)
—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.-Branch 2 (Sorocaba)
—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.-Branch 3 (Porto Alegre)
—Nur do Brasil Ltda
—Palm Comércio de Aparelhos Eletrônicos Ltda.
BRITISH VIRGIN ISLANDS
—AOME Holdings Ltd.
BULGARIA
—HP Inc Bulgaria EOOD
CANADA
—HP Canada Co. HP Canada Cie
CAYMAN ISLANDS
—Compaq Cayman Holdings Company
—Compaq Cayman Holdings General Partnership II
—Compaq Cayman Islands Vision Company
—Hewlett‑Packard West Indies Limited
—HP Holdgate Co.
—Quartz Holding Co
CHILE
—HP Inc Chile Comercial Limitada
CHINA
—China HP Co., Ltd.
—China HP Co., Ltd., Jiangan Branch
—China HP Co., Ltd. Nanjing Branch
—HP (Chongqing) Manufacturing, Export, Procurement and Settlement Co., Ltd.
—HP (Chongqing) Co., Ltd
—HP Information Technology R & D (Shanghai) Co. Ltd.
—HP Technology (Beijing) Co., Ltd. Chengdu Branch
—HP Technology (Beijing) Co., Ltd. Guangzhou Branch
—HP Technology (Beijing) Co., Ltd. Shanghai Branch

—HP Technology (Shanghai) Co. Ltd.
—HP Trading (Shanghai) Co. Ltd.
—HP Trading (Shanghai) Co., Ltd. Dalian Branch
—HP Trading (Shanghai) Co., Ltd. Zhangjiang Branch
—Palm Advantage Mobile Computing Technology (Shanghai) Co. Ltd.
COLOMBIA
—HP Colombia SAS
COSTA RICA
—HP Inc Costa Rica Limitada
—HP PPS Costa Rica Limitada
CROATIA
—HP Computing and Printing d.o.o. (Zagreb)
CZECH REPUBLIC
—HP Inc Czech Republic s.r.o.
DENMARK
—HP Inc Danmark ApS
FINLAND
—HP Finland Oy
FRANCE
—HP France Holding SAS
—HP France SAS
GERMANY
—HP Deutschland GmbH
—HP Deutschland Holding GmbH
GREECE
—HP Printing and Personal Systems Hellas EPE
HONG KONG
—HP Inc AP Hong Kong Limited
—HP Inc Hong Kong Limited
—Palm Asia Pacific Limited

HUNGARY
—HP Inc Magyarország Kft.
INDIA
—HP India Sales Private Limited
—HP Computing and Printing Systems India Private Limited
—HP PPS India Operations Private Limited
—HP PPS Services India Private Limited
INDONESIA
—PT Hewlett‑Packard Indonesia
IRELAND
—Gram Global Operations Limited
—Hewlett‑Packard Ireland (Holdings) Ltd.
—Hewlett‑Packard Ireland 1, Limited
—HP Production Company Limited
—HP Technology Ireland Limited
—Palm Global Operations Limited
—Palm Ireland Investment Unlimited Company
ISRAEL
—HP Indigo Ltd.
—HP Scitex Ltd
—HP Technology Israel Ltd.
—HP Israel Ltd
—PFE Investments Ltd.
ITALY
—HP Italy S.r.l.
JAPAN
—Hewlett‑Packard G.K.
—HP Japan Inc.
—SYC Corporation, Ltd.
KAZAKHSTAN

—HP Global Trading B.V., Kazakhstan Branch
KENYA
—HP Kenya Limited
KOREA, REPUBLIC OF
—HP Korea Inc.
LUXEMBOURG
—Aquarius Holding S.C.A.
—HP Luxembourg S.C.A.
—Nihon HP Nin‑I Kumiai
MALAYSIA
—HP Malaysia Manufacturing Sdn. Bhd.
—HP PPS Malaysia Sdn. Bhd.
—HP PPS Multimedia Sdn. Bhd.
—HP PPS Sales Sdn. Bhd.
MEXICO
—Computing and Printing Global Services Mexico, S. de R.L. de C.V.
—Computing and Printing Mexico, S. de R.L. de C.V.
—Computing and Printing Professional Services Mexico, S. de R.L. de C.V.
MOROCCO
—HP PPS Maroc
NETHERLANDS
—Alpha Holding One B.V.
—Alpha Holding Two B.V.
—Anatolus Holding B.V.
—Antila Holding B.V.
—Caleum Holding B.V.
—Callisto Holding B.V.
—Columba Holding B.V.
—Crater Holding B.V.
—Dorado Holding B.V.

—Elara Holding B.V.
—Eunomia Holding B.V.
—Flame Holding B.V.
—Hadar Holding B.V.
—Hewlett‑Packard (Japan NK) Holdings C.V.
—Hewlett‑Packard Cambridge B.V.
—Hewlett‑Packard Copenhagen B.V.
—Hewlett‑Packard Danube B.V.
—Hewlett‑Packard Global Holdings B.V.
—Hewlett‑Packard Global Investments B.V.
—Hewlett-Packard Japan Holding B.V..
—Hewlett‑Packard Lisbon B.V.
—Hewlett‑Packard Mercator B.V.
—Hewlett‑Packard Munich B.V.
—Hewlett‑Packard Sunnyvale B.V.
—HP China Holding B.V.
—HP Europe B.V.
—HP Global Trading B.V.
—HP Indigo B.V
—HP International Trading B.V.
—HP Nederland B.V.
—HP Print Technology B.V.
—HP Products C.V.
—HP Technology Nederland B.V.
—Kale Holding B.V.
—Lyra Holding B.V.
—Mensa Holding B.V.
—Pearl Holding Coöperatief U.A.
—Perseus Holding B.V.
—Propus Holding B.V.

—Regor Holding B.V.
—Scorpius Holding B.V.
—Tourmaline Holding B.V.
—Vesta Holding B.V.
NEW ZEALAND
—HP New Zealand
NIGERIA
—HP Computing and Printing Nigeria Ltd
NORWAY
—HP Norge AS
OMAN
—Hewlett‑Packard Arabia LLC
PAKISTAN
—HP Pakistan (Private) Limited
PANAMA
—Hewlett Packard Distribution Center Panama S. de R.L
—HP Panama S. de R.L.
PERU
—HP Inc. Perú S.R.L.
PHILIPPINES
—HP PPS Philippines Inc.
POLAND
—HP Inc Polska sp. z o.o.
PORTUGAL
—HPCP ‑ Computing and Printing Portugal, Unipessoal, Lda.
PUERTO RICO
—HP International Sàrl (Puerto Rico Branch) LLC
—HP International Trading B.V. (Puerto Rico Branch) LLC
—HP Puerto Rico LLC
—Kale Holding B.V. (Puerto Rico Branch) LLC

QATAR
—Hewlett‑Packard KSA Ltd., Qatar Branch
ROMANIA
—HP Inc Romania SRL
RUSSIAN FEDERATION
—Limited Liability Company HP Inc
—OOO “Hewlett‑Packard RUS”
—ZAO Hewlett‑Packard A.O.
SAUDI ARABIA
—Hewlett‑Packard KSA Ltd
—Hewlett‑Packard Services Saudi Arabia Company
SERBIA
—HP Computing and Printing d.o.o. (Beograd)
SINGAPORE
—HP International Pte. Ltd.
—HP PPS Asia Pacific Pte. Ltd.
—HP PPS Singapore (Sales) Pte. Ltd.
—HP Singapore (Private) Limited
SLOVAKIA
—HP Inc Slovakia, s.r.o.
SOUTH AFRICA
—HP South Africa Proprietary Limited
—HP South Africa Trust
SPAIN
—HP Printing and Computing Solutions, S.L.U.
—HP Solutions Creation and Development Services S.L.U.
STATE OF LIBYA
—Hewlett‑Packard MENA FZ‑LLC Libya Branch
SWEDEN
—HP PPS Sverige AB

SWITZERLAND
—HP Europe BV, Amsterdam, Meyrin Branch
—HP International Sàrl
—HP Schweiz GmbH
TAIWAN
—HP International Pte. Ltd., Taiwan Branch
—HP Taiwan Information Technology Ltd.
THAILAND
—HP Inc (Thailand) Ltd.
TUNISIA
—HP Inc Tunisie SARL
TURKEY
—HP Bilgisayar ve Baský Teknolojileri Limited Þirketi
—HP Bilgisayar ve Baský Teknolojileri Limited Þirketi Ankara Þubesi
UNITED ARAB EMIRATES
—Hewlett‑Packard MENA FZ‑LLC
—HP Computing and Printing Middle East FZ‑LLC
—HP Europe B.V., Abu Dhabi Branch
—HP Europe B.V., Regional Dubai Branch
—HP Inc Gulf
UNITED KINGDOM
—Aurasma Limited
—HP Inc UK Holding Limited
—HP Inc UK Limited
—Palm Europe Limited
UNITED STATES
—Compaq Information Technologies, LLC
—Computer Insurance Company
—Hewlett‑Packard Company Archives LLC
—Hewlett‑Packard Development Company, L.P.

—Hewlett‑Packard Enterprises, LLC
—Hewlett‑Packard Products CV 1, LLC
—Hewlett‑Packard Products CV 2, LLC
—Hewlett‑Packard World Trade, LLC
—HP Hewlett Packard Group LLC
—HPI Bermuda Holdings LLC
—HPI Brazil Holdings LLC
—HPI CCHGPII Sub LLC
—HPI CCHGPII LLC
—HPI Federal LLC
—HPI J1 Holdings LLC
—HPI J2 Holdings LLC
—HPI Luxembourg LLC
—HPQ Holdings, LLC
—Indigo America, Inc.
—Palm Latin America, Inc.
—Palm Trademark Holding Company, LLC
—Palm, Inc.
—Shoreline Investment Management Company
—Tall Tree Insurance Company
VIET NAM
—HP Technology Vietnam Company Ltd

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Exhibit 21

Subsidiaries of HP Inc.